As filed with the Securities and Exchange Commission on March 15, 2011

Registration No. 333-160435

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation or organization)

6022

(Primary Standard Industrial Classification Code Number)

52-2329563

(I.R.S. Employer Identification Number)

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Geoffrey R. Hopkins

President

Waccamaw Bankshares, Inc.

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Todd H. Eveson, Esq.

Jonathan A. Greene, Esq.

Gaeta & Eveson, P.A.

700 Spring Forest Road, Suite 335

Raleigh, North Carolina 27609

(919) 845-2558

Not applicable

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SHARES

This Post-Effective Amendment No. 1, filed by Waccamaw Bankshares, Inc. (the “Company”), deregisters 6,411,734 shares of the Company’s common stock (the “Shares”) that had been registered for issuance pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-160435), as amended. The Shares remained unsold as of the termination of the Company’s rights offering for which the Registration Statement was filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whiteville, State of North Carolina, on March 15, 2011.

WACCAMAW BANKSHARES, INC.

By:	/s/ Geoffrey R. Hopkins
Geoffrey R. Hopkins
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

/s/ Geoffrey R. Hopkins Geoffrey R. Hopkins President (principal executive officer)

/s/ David A. Godwin David A. Godwin Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Neil Carmichael Bender II* Neil Carmichael Bender II Director

/s/ Murchison B. Biggs* Murchison B. Biggs Director

/s/ Brian D. Campbell* Brian D. Campbell Director

/s/ Maudie M. Davis* Maudie M. Davis Director

/s/ Crawford Monroe Enzor III* Crawford Monroe Enzor III Director

/s/ James G. Graham* James G. Graham Director

/s/ Alan W. Thompson* Alan W. Thompson Director

/s/ R. Dale Ward* R. Dale Ward Director

/s/ J. Densil Worthington* J. Densil Worthington Director

*	/s/ David A. Godwin By: David A. Godwin Attorney-in-Fact